EXHIBIT 10.3
MASTER REGISTRATION RIGHTS AGREEMENT
of
PACIFIC OFFICE PROPERTIES TRUST, INC.
Dated as of March 19, 2008
for the benefit of
CERTAIN HOLDERS OF LIMITED PARTNERSHIP UNITS OF
PACIFIC OFFICE PROPERTIES, L.P.
And
CERTAIN HOLDERS OF SHARES OF COMMON STOCK OF
PACIFIC OFFICE PROPERTIES TRUST, INC.

MASTER REGISTRATION RIGHTS AGREEMENT
     THIS MASTER REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of March 19, 2008 by PACIFIC OFFICE PROPERTIES TRUST, INC. (the “Company”) for the benefit of Person(s) (as hereinafter defined) identified from time to time in Schedule 1 to one or more Supplemental Registration Rights Agreements (each, a “Supplement”) substantially in the form of Exhibit A hereto, entered into by the Company and such Persons.
     WHEREAS, the Company is the sole general partner of PACIFIC OFFICE PROPERTIES, L.P. (the “Partnership”), which is engaged in the business of owning, managing, acquiring and developing real estate properties directly and through limited partnerships, limited liability companies, joint ventures and other entities (“Properties”);
     WHEREAS, the Partnership anticipates acquiring from time to time additional Properties or contract rights to acquire Properties or other properties in transactions (the “Contributions”) in which all or a portion of the consideration to be paid by the Partnership will consist of Units (as hereinafter defined);
     WHEREAS, pursuant to the Partnership Agreement (as hereinafter defined) Units are, under certain circumstances, redeemable for common stock of the Company;
     WHEREAS, concurrently herewith, the Company is issuing common stock of the Company and options to acquire common stock of the Company (the “Subscriptions”), which issuance has not been registered under the Securities Act of 1993; and
     WHEREAS, the Company desires to provide certain registration rights with respect to Shares (as hereinafter defined) for the benefit of Persons receiving Units in connection with Contributions and/or receiving shares in connection with the Subscription and the successors and assigns of such Persons (collectively, the “Holders”).
     NOW, THEREFORE, the Company for the benefit of the Holders agrees as follows:
     1. DEFINITIONS
     As used in this Agreement, the following terms shall have the meanings set forth in this Section 1:
     “Common Units” shall mean common partnership units of the Partnership.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     “Holder Group” shall mean the Person(s) identified in Schedule 1 to a Supplement, and their successors and assigns.
     “Junior Units” shall mean junior partnership units of the Partnership.
     “Majority Holders” shall mean, at any time, Holders of Registrable Securities and Units then redeemable for Registrable Securities who, if all such Units were so redeemed, would then hold a majority of the Registrable Securities.

     “Partnership Agreement” shall mean the Limited Partnership Agreement of the Partnership, dated as of February 19, 2008, as may be amended or restated from time to time.
     “Person” shall mean any individual, partnership, corporation, trust or entity of any nature.
     “Preferred Units” shall mean preferred partnership units of the Partnership.
     “Prospectus” shall mean a prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any Prospectus Supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and including post-effective amendments, in each case including all material incorporated by reference therein.
     “Prospectus Supplement” shall mean a prospectus supplement to a Prospectus contained in a Shelf Registration Statement that has already been declared effective.
     “Registrable Securities” shall mean the Shares, excluding (i) Shares for which a Registration Statement shall have become effective under the Securities Act and which have been disposed of under such Registration Statement, (ii) Shares sold or otherwise distributed pursuant to Rule 144 under the Securities Act, and (iii) Shares that may be sold without restriction as to volume or manner of sale pursuant to Rule 144 under the Securities Act.
     “Registration Expense” shall mean any and all expenses incident to performance of or compliance with this Agreement by the Company, including, without limitation:
(a)	all SEC, stock exchange, National Association of Securities Dealers, Inc. and other registration, listing and filing fees;

(b)	all fees and expenses incurred in connection with compliance with state securities or “blue sky” laws and compliance with the rules of any stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a “blue sky” memorandum and legal investment survey);

(c)	all expenses of any persons or entities in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement;

(d)	the fees and disbursements of legal counsel for the Company;

(e)	the reasonable fees and disbursements of a single firm of legal counsel for all Holders;

(f)	the fees and disbursements of the independent registered public accountants including the expenses of any audit and/or comfort letters and the fees and expenses of other persons or entities, including experts, retained by the Company;

(g)	the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of securities in the registration;

(h)	premiums and other costs of policies of insurance of the Company against liabilities arising out of the public offering of the securities being registered; and

(i)	all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties);
provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar persons or entities engaged in the distribution of any of the securities in the registration; and provided, further, that if the Company shall not register any securities with respect to which it had given written notice of its intention to register to Holders, notwithstanding anything to the contrary in the foregoing, all of the costs and expenses incurred by the Holders and their permitted transferees in connection with such registration shall be deemed to be Registration Expenses.
     “Registration Statement” shall mean a registration statement of the Company and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “SEC” shall mean the Securities and Exchange Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
     “Shares” shall mean the shares of common stock of the Company issued to Holders of Units upon redemption or exchange of their Units pursuant to the terms of the Partnership Agreement and those shares otherwise identified on a supplement hereto.
     “Shelf Registration” shall mean a registration required to be effected pursuant to Section 2.1 hereof.
     “Shelf Registration Statement” shall mean a registration statement on Form S-3, or any successor form thereto, covering the sale of Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC.
     “Units” shall mean, collectively, the Preferred Units, the Junior Units and the Common Units issued to the Holders in connection with the Contributions.
     “WKSI” shall mean a well-known seasoned issuer as defined under Rule 405 of the Securities Act.
     2. REGISTRATION UNDER THE SECURITIES ACT
          2.1 Filing of Shelf Registration Statement. Provided that such Holder has not delivered an Exclusion Notice (as defined herein) to the Company and has timely provided the information requested by the Company pursuant to Section 2.3, the Company shall, not later than the Required Filing Date (as defined herein) specified in the Supplement to which a Holder is a party, cause to be filed a Shelf Registration Statement or a Prospectus Supplement providing for the resale by such Holder of the Holder’s Registrable Securities in accordance with the terms hereof. If the Company is eligible as a WKSI, the Shelf Registration Statement shall use the automatic shelf registration process under Rule 415 and Rule 462 promulgated under the Securities Act. If the Company is not eligible as a WKSI or is otherwise ineligible to utilize the automatic shelf registration process, then the Company shall utilize Form S-3 (or any similar short-form registration statement), if it is then available, and use its commercially reasonable efforts to have the Shelf Registration Statement declared effective as expeditiously as possible. The Company agrees to use its commercially reasonable efforts to keep a Shelf Registration Statement covering the sale of each Holder’s Registrable Securities continuously effective under the Securities Act until such time as the aggregate market value of all outstanding Registrable Securities (assuming for this purpose that all Units then held by Holders were redeemed or exchanged for Shares) is less than $5 million and, subject to Section 3.1(g), further agrees to supplement or amend each Shelf Registration Statement, if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for Shelf Registrations.
          2.2 Alternate Registration Procedures. If the Company does not file a Shelf Registration pursuant to Section 2.1 by the applicable Required Filing Date for any Holder Group (such Holders, the “Affected Holders”, and the Registrable Securities, which were to be included in such Shelf Registration Statement or Prospectus Supplement, the “Affected Securities”), thereafter, the Affected Holders holding (or who would hold, after redemption of Units) a majority of the Affected Securities (and which shall have an aggregate market value of greater than $25 million) shall have the right exercisable by written notice to the Company (“Demand Notice”), to cause the Company to use its commercially reasonable efforts to prepare and file with the SEC a Registration Statement and such other documents, including a Prospectus, as may be necessary in the judgment of both counsel for the Company and the one special counsel selected by the Affected Holders participating in the registration so as to permit a public offering and sale of their respective Affected Securities. Company agrees to prepare and file with the SEC, within one hundred twenty (120) days after it receives a Demand Notice from the Affected Holders, a Registration Statement on any available form covering the sale by the Affected Holders of Affected Securities in accordance with the terms hereof, and, if eligible as a WKSI, shall use the automatic shelf registration process under Rule 415 and Rule 462 promulgated under the Securities Act, and if not eligible as a WKSI or not otherwise eligible to use the automatic shelf registration process, will use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as reasonably practicable and use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act for a period of ninety (90) days following its effective date (“Effective Period”); provided, however, that if the Company is eligible to effect the registration on Form S-3, the Effective Period shall be one (1) year. The Company may terminate any such Registration Statement (or, if applicable, be relieved of its obligation to file any such Registration Statement) at such time as any new Shelf Registration Statement shall be available for the purposes set forth in Section 2.1. If the Affected Holders intend to distribute the Affected Securities covered by their request by means of an underwritten offering, they shall so advise the Company in the Demand Notice. In such event, the right of any Affected Holder to include such Affected Holder’s Affected Securities in such registration shall be conditioned upon such Affected Holder’s participation in such underwriting and the inclusion of such Holder’s Affected Securities in the underwriting to the extent provided herein. All Affected Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Affected Holders).
          2.3 Inclusion of Holder in Registration Statement. If at any time commencing after the date hereof the Company proposes to register any of its common stock (or securities convertible into or exchangeable for its common stock) under the Securities Act whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account (and which shall not include, for these purposes, any registration made on Forms S-8 or S-4 or any successor forms to such forms), the Company shall promptly deliver to all Holders of Registrable Securities a written notice (which notice shall be given at least thirty (30) days prior to such proposed registration); (1) indicating its intent to make such a filing and describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements), (2) requesting such information from the Holder as the Company reasonably believes is required in connection with such filing (including the proposed method of distribution by such Holder), and (3) indicating that the Holder may elect, by notice (each, an “Exclusion Notice”) to the Company, not to be named in the Registration Statement or Prospectus Supplement, as applicable, to be filed. If a Holder does not provide the requested information within twenty (20) days after request therefor given in accordance with Section 8.3 or delivers an Exclusion Notice, such Holder shall not be entitled to use any Prospectus prepared by the Company in connection with the sale of any Registrable Securities until the later of (i) ten (10) business days after receipt by the Company from the Holder of the information requested in such notice from the Company, and (ii) the effective date of the applicable Registration Statement under the Securities Act, in each case subject to the other requirements of and limitations set forth in this Agreement. If any Holder notifies the Company in writing within twenty (20) days after receipt of any Company notice of the Holder’s desire to include any Registrable Securities in such proposed Registration Statement, the Company shall afford such Holder holding the Registrable Securities the opportunity to have any such Registrable Securities registered under such Registration Statement. If the Registration Statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company. If a registration pursuant to this Section 2.3 involves an underwritten offering and the managing underwriter advises the Company in good faith that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration the maximum number of shares that such underwriter advises can be sold, allocated (x) first, to the securities the Company proposes to sell, (y) second, among the Registrable Securities requested to be included in such registration by the Holders (other than Registrable Securities previously registered pursuant to a Shelf Registration Statement filed in accordance with Section 2.1 hereof under which such Holder could then dispose of such Registrable Securities), considered in the aggregate (if such registration was initiated by the Company), and any other shareholder of the Company with Common Shares eligible for registration, pro rata, on the basis of the number of Common Shares such holder requests be included in such registration, and (z) third, among other securities, if any, requested and otherwise eligible to be included in such registration.
          2.4 Registration of Redemption.
(a)	In lieu of complying with Sections 2.1 and 2.2 hereof, the Company may, in its sole discretion, elect to file a Registration Statement registering the issuance of

Common Shares to one or more Holders if permitted under the Securities Act. If the Company so elects, it will use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as reasonably practicable after filing and to keep such Registration Statement continuously effective under the Securities Act until such time as the aggregate market value of all Shares for which such registrations have been effected and which remain unissued is less than $5 million and the Company shall supplement or amend each such Registration Statement if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act or by any other rules and regulations thereunder. If the Company makes an election under this Section 2.4, it shall be relieved of its obligations under Section 3, other than those contained in Sections 3.1(a)(ii), 3.1(d), 3.1(e), 3.1(f), 3.1(g), 3.1(i), 3.1(j), 3.1(l) and 3.2, which continuing obligations shall be deemed modified as appropriate to apply to the issuance of Shares to Holders.

(b)	Notwithstanding anything to the contrary herein, in order for any Registrable Securities that are issuable upon the exercise of conversion rights, redemption rights, options or warrants to be included in any registration pursuant to Section 2 hereof (including any Units), the exercise of such conversion rights, redemption rights, options or warrants must be effected no later than immediately prior to the closing of any sales under the Registration Statement pursuant to which such Registrable Securities are to be sold such that the Holder is the record holder of the Shares that are the subject to such conversion rights, redemption rights, option or warrants.
          2.5 Selection of Underwriters. If any offering pursuant to a Registration Statement is to be an underwritten offering, the Company will select a managing underwriter or underwriters to administer the offering, provided that in the case of a registration statement pursuant to Section 2.2 hereof, Affected Holders holding more than 50% of the shares of Affected Securities held by the Affected Holders to be included in such underwriters offering shall have the right to consent to the managing underwriter or underwriters selected by the Company, which consent shall not be unreasonably withheld or delayed.
     3. REGISTRATION PROCEDURES.
          3.1 Company Obligations. In connection with the Company’s obligations under Section 2 hereof, the Company shall:
(a)	for each Holder Group, prepare and file with the SEC, within the time period referenced in Section 2 hereof, a Registration Statement or Prospectus Supplement, as appropriate, which Registration Statement or Prospectus Supplement and related Prospectus (i) shall be available for the sale by such Holders of the Registrable Securities attributable to the New Units or New Shares (as defined in the applicable Supplement) in accordance with the intended method or methods of distribution thereof permitted under applicable law and in accordance with the Partnership Agreement as communicated to the Company by such Holders, and (ii) shall comply as to form in all material respects with the requirements of the applicable form required by the SEC to be filed therewith.

(b)	for each Holder Group, (i) prepare and file with the SEC such amendments, post-effective amendments and supplements to the applicable Registration Statement, and any Prospectus contained therein, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement in accordance with the intended method or methods of distribution thereof as communicated to the Company by such Holders, (ii) respond promptly to any comments received from the SEC with respect to the applicable Registration Statement, or any amendment, post-effective amendment or supplement relating thereto, and (iii) otherwise comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the applicable Registration Statement during the applicable period in accordance with the intended method or methods of distribution thereof as communicated to the Company by the applicable Holders. The Company shall have ten (10) business days to prepare and file any such amendment or supplement after receipt of a notice from a Holder containing information giving rise to the need to file any such amendment or supplement. Notwithstanding anything to the contrary contained herein, the Company shall not be required to take any of the actions described in clauses (i) and (ii) above with respect to a Holder unless such Holder shall have provided all information and documents reasonably requested by the Company in connection with such actions.
(c)	furnish to each Holder, without charge, as many copies of each applicable Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of such Holder’s Registrable Securities; the Company consents to the use of such Prospectus, including such preliminary Prospectus, by each such Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus or the preliminary Prospectus.
(d)	use its commercially reasonable efforts to register or qualify each Holder’s Registrable Securities not later than the First Sale Date specified in the Supplement to which the Holder is a party, under all applicable state securities or “blue sky” laws of such jurisdictions as such Holder shall reasonably request in writing, keep each such registration or qualification effective during the period the applicable Registration Statement is required to be kept effective or during the period offers or sales are being made by such Holder, whichever is shorter, and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Holder’s Registrable Securities; provided, however, that the Company shall not be required (i) to qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not be required so to qualify or register but for this Section 3.1(d), (ii) to subject itself to taxation in any such jurisdiction, or (iii) to submit to the general service of process in any such jurisdiction.
(e)	notify each Holder when the applicable Registration Statement has become effective and notify each Holder of Registrable Securities promptly and, if requested by such Holder, confirm such advice in writing (i) when any post-effective amendments and supplements to the applicable Registration Statement become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the applicable Registration Statement or the initiation of any proceedings for that purpose, (iii) if the Company receives any notification with respect to the suspension of the qualification of the Holder’s Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period the applicable Registration Statement is effective as a result of which the applicable Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)	for each Holder Group, make every commercially reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the applicable Registration Statement at the earliest possible moment.

(g)	cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend.

(h)	for each Holder, provided that such Holder has provided all information and documents reasonably requested by the Company, upon the occurrence of any event contemplated by Section 3.1(e)(iv) hereof, use its commercially reasonable efforts promptly to prepare and file a supplement or prepare, file and obtain effectiveness of a post-effective amendment to the applicable Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)	make available for inspection by the Holders of Registrable Securities and any counsel or accountant retained by such Holders, all financial and other records, pertinent corporate documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such Holders, counsel or accountant in connection with the applicable Registration Statement; provided, however, that such records, documents or information shall not be disclosed by the representatives, counsel or accountants or used for any purpose other than in connection with this Agreement unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public by the Company.

(j)	use its commercially reasonable efforts to cause all Shares to be listed on the principal securities exchange or automated quotation system on which similar securities issued by the Company are then listed (provided that the Company shall not be obligated to obtain any listing that it does not then maintain).

(k)	otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(l)	use its commercially reasonable efforts to cause the Registrable Securities covered by each Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the applicable Holders to consummate the disposition of such Registrable Securities.

(m)	pay all Registration Expenses in connection with the filing of any Registration Statement; provided, however, that each Holder shall pay all underwriting discounts and commissions, brokerage or dealer fees, fees and disbursements of counsel, accountants or other representatives of such Holder and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities, be it pursuant to any Registration Statement, Rule 144 under the Securities Act or otherwise.

(n)	if such Registration Statement covers an underwritten offering, use commercially reasonable efforts to obtain a comfort letter from the Company’s independent registered public accountants who have certified the Company’s financial statements included or incorporated by reference in such Registration Statement, in each case addressed to the Company and such underwriters dated the effective date of such Registration Statement, in customary form and covering such matters as are customarily covered by such comfort letters delivered to underwriters in underwritten public offerings, which letter shall be reasonably satisfactory to the sole or lead managing underwriter, if any, and to the Holders to be included in such registration, and furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such letter addressed to such underwriter.

(o)	use commercially reasonable efforts to take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Securities pursuant to the Registration Statement.
          3.2 Limitation on Company’s Obligations. The Company’s obligations under this Agreement shall be limited as provided in this Section 3.2.
(a)	Notwithstanding anything to the contrary contained in this Agreement or in any Supplement, in the event that (1) the Company’s costs of compliance with the requirements of this Agreement and any Supplement do, or an event occurs that, as soon as it takes effect, will cause the Company’s costs of compliance with the requirements of this Agreement and any Supplement to, increase substantially for reasons beyond the Company’s control and having nothing to do with (w) the failure of the Company to meet the applicable eligibility requirements under the Securities Act in effect as of the date of this Agreement with respect to any Registration Statement required to be filed pursuant to this Agreement, (x) the cost of legal services or other third-party services necessary to enable the Company to satisfy its obligations under the Agreement, (y) general economic conditions (including, without limitation, inflation), or (z) the general financial condition of the Company, and (2) the circumstance described in clause (1) above occurs or is ongoing at any time on or after the fifth anniversary of the date of this Agreement, the Company shall be relieved of its obligations under Sections 2 and 3.1(a) through 3.1(o) of the Agreement (and any provision of any Supplement concerning any of such sections), subject to the remaining terms of this Section 3.2. If the Company reasonably and in good faith determines that the preceding sentence is applicable, then the Company shall give written notice thereof to the Holders that hold Units or Registrable Securities at that time (the “Curtailment Notice”), which notice shall explain, in reasonable detail, the circumstances that are causing, or that will cause, the Company to experience a substantial increase in the cost of compliance. If any of such Holders notify the Company in writing during the 60-day period following the date of the Curtailment Notice (the “Notice Period”) that it wishes to sell its Registrable Securities pursuant to the terms of this Agreement, the Company shall honor such request, even if it requires an undertaking by the Company beyond the expiration of the Notice Period, unless any cost to the Company that is not contemplated by the Agreement (i.e., any cost that is contemplated by clause (1) above) would be incurred in doing so. If the Company’s delivery of the Curtailment Notice is due to the occurrence of an event that, as soon as it takes effect, will cause a substantial increase in the Company’s cost of compliance pursuant to clause (1) above, then if the date of the Curtailment Notice is more than 90 days prior to such an event’s effective date, the Notice Period shall be extended to a date 30 days prior to such an event’s effective date. Except as set forth in the succeeding sentence, the Company shall have no obligations under Sections 2 or 3.1(a) through 3.1(n) of this Agreement following the expiration of the Notice Period to any Holder that has not notified the Company during the Notice Period of its desire to sell its Registrable Securities. In addition, the Company hereby agrees to reasonably cooperate with those Holders that continue to hold Units or Registrable Securities following the expiration of the Notice Period so as to enable those Holders to explore alternative methods by which to effect the objectives of the Agreement for their benefit. Notwithstanding anything to the contrary contained in this Section 3.2, the Company shall have no right to terminate any of its obligations under Sections 2 or 3.1(a) through 3.1(n) of the Agreement pursuant to this Section 3.2 in the event that any or all of the Holders, prior to the expiration of the Notice Period, enter into an agreement with the Company, reasonably satisfactory to the Company, pursuant to which such Holders shall be obligated to reimburse the Company for the entirety of the increased costs of compliance referenced in clause (1) above.

(b)	The Company may require each Holder of Registrable Securities to furnish to the Company in writing such information regarding the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

(c)	Notwithstanding anything to the contrary contained in this Agreement or in any Supplement, the Company shall have no obligation to enter into any underwriting or other agreement or incur any expenses of counsel, accountants or otherwise, in connection with any underwritten offering by any Holder of its Registrable

Securities, regardless of whether any such offering includes securities of other Persons.
     4. EXPENSES OF REGISTRATION.
     The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2 whether or not such registration shall become effective and whether or not all securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration.
     5. RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF REGISTRABLE SECURITIES.
     Each Holder agrees with the Company that:
(a)	If the Company determines, after consultation with counsel, that the filing of a Registration Statement under Section 2 hereof or the use of any Prospectus would require the disclosure of important information, which the Company has a bona fide business purpose for preserving as nonpublic or the disclosure of which would impede the Company’s ability to consummate a significant transaction, upon written notice of such determination by the Company, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to a Registration Statement or Prospectus or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to a Registration Statement (including any action contemplated by Section 3 hereof) will be suspended until the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 5(a) is no longer necessary; provided, however, that the Company may not suspend such rights for an aggregate period of more than 90 days in any 12-month period.

(b)	In the case of the registration of any underwritten equity offering proposed by the Company (other than any registration by the Company on Form S-8, or a successor or substantially similar form, of (i) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (ii) a dividend reinvestment plan), each Holder agrees, if requested in writing by the managing underwriter or underwriters administering such offering, to any “lock up” or similar arrangement requested by such underwriter during the period commencing on a date day prior to the expected effective date of the Registration Statement covering such underwritten primary equity offering or, if such offering shall be a “take-down” from an effective Shelf Registration Statement, a date prior to the expected commencement date of such offering, and ending on a date, in each case specified by such managing underwriter in such written request to such Holder. Nothing in this Section 5(b) shall be read to limit the ability of any Holder to redeem its Units for Shares in accordance with the Partnership Agreement.

(c)	In the event that any Holder uses a Prospectus in connection with the offering and sale of Registrable Securities covered by such Prospectus, such Holder will use only the latest version of such Prospectus provided to it by the Company.

(d)	In connection with and as a condition to the Company’s obligations under Sections 2 and 3 hereof, (i) such Holder will not offer or sell its Registrable Securities under the applicable Registration Statement unless it has received copies of the applicable Prospectus or any supplemented or amended Prospectus contemplated by Section 3.1(a) hereof and receives notice that any post-effective amendment has become effective, (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(e)(iv) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by Section 3.1(h) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice and (iii) such Holder will only sell its Registrable Securities in accordance with the provisions of the Exchange Act and the Securities Act, and the rules and regulations thereunder.
     6. INDEMNIFICATION AND CONTRIBUTION.
          6.1 Indemnification by the Company. The Company will indemnify each Holder of Registrable Securities and each of its officers, directors, members, shareholders, employees, affiliates, agents, managers and partners (collectively, “Representatives”), and each person controlling such Holder and its Representatives, with respect to which such registration, qualification or compliance has been effected pursuant to Section 2, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder from and against all claims, losses, expenses, damages and liabilities (or actions in respect thereto), joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively “Damages”) arising out of or based on (1) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto), offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (2) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (3) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. Notwithstanding the foregoing, the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). Further notwithstanding the foregoing, the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (x) the Company’s reliance on an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Holder, any such underwriter or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, (y) such Holder’s or underwriter’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such holder the number of copies of the same reasonably requested by such holder or underwriter, or (z) any violation or alleged violation by such Holder or such underwriter of the

Securities Act, the Securities Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Securities Exchange Act or any state securities law.
          6.2 Indemnification by each Holder. Each Holder will, severally and not jointly, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its Representatives, each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its Representatives and each person controlling such Holder, against damages arising out of or based on (1) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, Prospectus, offering circular or other document, (2) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (3) any violation by such Holder of the Securities Act, the Securities Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Securities Exchange Act, or any state securities law in connection with the offering covered by such Application, in each case of (1) and (2) to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder shall be liable under this Section 6.2 shall not in any event exceed the aggregate net proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration. Notwithstanding the foregoing, the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).
          6.3 Notice of Claims. Each party entitled to indemnification under this Section 6.3 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein, shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual material detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or which contains any admission of wrongdoing by such Indemnified Party.
          6.4 Contribution. In order to provide for just and equitable contribution in any case in which either: (i) any Person makes a claim for indemnification pursuant to this Section 6.4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6.4 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such Person in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Indemnifying Party and Indemnified Party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Indemnifying Party and the Indemnified Party are responsible for the portion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party, respectively, in connection with the statements, omissions or violations which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party on the one hand and the Indemnifying Party on the other shall be determined by reference to, among other things, whether any action taken, including any untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the foregoing allocation is not permitted by applicable law, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the Indemnifying Party and the Indemnified Party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 6.4. The amount paid or payable by a party as a result of any claim referred to in this Section 6.4 shall be deemed to include, subject to the limitations set forth in Section 6.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this Section 6.4 to the contrary, no Indemnifying Party (other than the Company) shall be required pursuant to this Section 6.4 to contribute any amount in excess of the net proceeds received by such Indemnifying Party from the sale of the Registrable Securities sold by such Indemnifying Party pursuant to the Registration Statement giving rise to such claims, less all amounts previously paid by such Indemnifying Party with respect to such claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     7. PARTICIPATION IN REGISTRATIONS.
          7.1 Cooperation. No Holder may participate in any registration hereunder unless such Holder: (i) cooperates with the Company as reasonably requested by the Company in connection with the preparation of the Registration Statement, and for so long as the Company is obligated to file and keep effective the Registration Statement, provides to the Company, in writing, for use in the Registration Statement, all such information regarding such Holder and its plan of distribution of the Registrable Securities as may be reasonably necessary to enable the Company to prepare the Registration Statement and Prospectus covering the Registrable Securities, to maintain the currency of and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith, (ii) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements with any underwriter for such registration selected by the Company (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)), except that no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration, and (iii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided that no Holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than such representations and warranties or agreements as are customary in the industry.
          7.2 Immediate Discontinuance. Each Holder that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(e)(ii)-(iv) above, such Person will immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Holder’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 3.1(h).

          7.3 Prompt Notice. Each Holder participating in any registration hereunder agrees to notify the Company promptly, but in any event within forty-eight (48) hours, after the date on which any Registrable Securities owned by such Holder have been sold by such Holder pursuant to such registration, if such date is prior to the termination of the effectiveness of such registration statement.
          7.4 Regulation M Restrictions. Each Holder agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, unless such sale or distribution complies with Regulation M under the Securities Exchange Act.
          7.5 Prospectus Delivery. Each Holder participating in any registration hereunder shall comply, and shall use its commercially reasonable efforts to cause its representatives and agents to comply, in all material respects with the applicable Prospectus delivery requirements of the Securities Act in connection with any sale pursuant to such registration.
     8. MISCELLANEOUS.
          8.1 Rule 144 Sales. The Company covenants that it will file the reports required to be filed by the Company under the Securities Act and the Exchange Act, so as to enable any Holder to sell Registrable Securities pursuant to Rule 144 under the Securities Act. In connection with any sale by any Holder of any Registrable Securities pursuant to and in compliance with Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery after such sale of stock certificates not bearing any Securities Act legend.
          8.2 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and Holders constituting Majority Holders; provided, however, that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Sections 2, 3, 4, 5, 6, 7, or 8.1 hereof or the definition of Registrable Securities that would materially impair the rights of any Holder under such provisions, shall be effective as against any Holder unless consented to in writing by such Holder. Notice of any amendment, modification or supplement to this Agreement adopted in accordance with this Section 8.2 shall be provided by Company to each holder of Registrable Securities or Units redeemable for Registrable Securities at least ten (10) days prior to the effective date of such amendment, modification or supplement.
          8.3 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, telecopier or any courier guaranteeing overnight delivery, (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 8.3, which address initially is, with respect to each Holder, the address set forth in the Partnership Agreement, or (ii) if to the Company, at 10188 Telesis Court, Suite 222, San Diego, California 92121, Attention: Corporate Secretary.
     All such notices and communications shall be deemed to have been duly given: at the time delivered, by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; or at the time delivered if delivered, by an air courier guaranteeing overnight delivery.
          8.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the Company and the Holders, including without limitation and without the need for an express assignment, subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.
          8.5 Headings. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          8.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without reference to principles of conflicts of law. The parties: (x) agree that any suit, action or legal proceeding relating to this Agreement shall be brought exclusively in the federal courts located in Maryland, if federal jurisdiction is available, and, otherwise, in any state court located in such state; (y) consent to the jurisdiction of each such court in any such suit, action or proceeding; and (z) waive any objection which they may have to the laying of venue in any such suit, action or proceeding in either such court. Further, the parties hereby consent and submit to the personal jurisdiction of the Maryland courts, both state and federal, and hereby waive any and all objections now or hereafter existing to personal jurisdiction of said courts over them. The parties waive, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.
          8.7 Specific Performance. The Company and the Holders acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that the Company and each Holder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.
          8.8 Binding Effect. This Agreement and each and every term, covenant and condition thereof, including all restrictions herein contained upon the sale, transfer, assignment or other disposition or encumbrance of stock, shall be binding upon and inure to the benefit of the transferees, legatees, donees, heirs, executors, administrators, personal representatives, successors and permitted assigns of each of the parties.
          8.9 Severability. The invalidity or unenforceability of any provision hereof shall not in any way affect the validity or enforceability of any other provision.
          8.10 Adjustments Affecting Registrable Securities. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.
          8.11 No Inconsistent Agreements. The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to the Holders in this Agreement.
          8.12 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          8.13 Time of the Essence. Time is of the essence of this Agreement.
          8.14 Counterparts. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.
          8.15 Fax Signatures. Any signature page hereto delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.
          8.16 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law, statute, rule or regulation will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and any amendment or successor thereto. The use of the word “including” and similar expressions means “including without limitation” and unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive. Unless otherwise noted, all references to sections, exhibits and schedules are to sections, exhibits and schedules to this Agreement. All references to this Agreement shall include the Supplements. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. All references to agreements hereunder include all exhibits and schedules to such agreements and shall mean such agreements as they may be amended, restated, supplemented or otherwise modified from time to time.
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     IN WITNESS WHEREOF, the undersigned has executed this Master Registration Rights Agreement as of the date first above written.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:	/s/ James M. Kasim

Name: James M. Kasim
Title: Chief Financial Officer

Exhibit A
Form of Supplemental Registration Rights Agreement
     THIS SUPPLEMENTAL REGISTRATION RIGHTS AGREEMENT (the “Supplement”) is supplemental to that certain Master Registration Rights Agreement (the “Agreement”), dated as of [___], 2008, of PACIFIC OFFICE PROPERTIES TRUST, INC. (the “Company”), and is made as of [___], by and among the Company and the other Persons executing this Supplement (the “New Holders”). Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.
     1. Status as Holders. From and after the date hereof, the New Holders shall be deemed to be Holders under the Agreement with respect to the Units identified on Schedule 1 hereto (the “New Units”) or the Shares identified on Schedule 1 hereto (the “New Shares”).
     2. Certain Definitions. When used with respect to the New Units or New Shares or the Holders of the New Units or the New Shares, the following terms used in the Agreement shall have the indicated meanings:
First Sale Date: [                    ], 20                     .
Required Filing Date: [                     ], 20                     .
     3. Effect of Other Supplements. Unless otherwise explicitly set forth therein, the New Holders shall not have any rights under any other supplemental registration rights agreement or similar agreement entered into by the Company pursuant to the Agreement.
     This Supplement together with the Agreement is intended by the parties to be a complete and exclusive statement of the agreement and understanding of the parties in respect of the subject matter contained herein and therein. This Supplement together with the Agreement supersedes all prior agreements and understandings of the Company and the New Holders with respect to such subject matter.
     IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the date set forth above.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:

Name:
Title:

Insert	signature blocks for Holders

A-1

[SCHEDULE 1 TO BE ATTACHED]

A-2